Exhibit 99.1

COOPERATION AGREEMENT

This COOPERATION AGREEMENT is made and entered into as of February 25, 2015 (the “Agreement”) by and among USA Truck, Inc., a Delaware corporation (the “Company”), and Baker Street Capital L.P., a Delaware limited partnership, Baker Street Capital Management, LLC, a California limited liability company, Baker Street Capital GP, LLC, a Delaware limited liability company, and Vadim Perelman (collectively, the “Investor”). The Company and the Investor are referred to herein as the “Parties.”

WHEREAS, the Investor beneficially owns 1,400,000 shares (the “Investor Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”);

WHEREAS, the Company, the Investor and certain other parties signatory thereto entered into that certain Cooperation Agreement, dated May 22, 2014 (the “2014 Cooperation Agreement”), pursuant to which, among other things, the Investor undertook to comply with certain standstill and non-disparagement covenants set forth in Section 3 and Section 6 of the 2014 Cooperation Agreement;

WHEREAS, the Parties desire to enter into this Agreement to set forth the terms of their cooperation with respect to the matters further described herein following the expiration of the Standstill Period (as defined in the 2014 Cooperation Agreement);

WHEREAS, the Company and the Investor have reached an agreement with respect to certain matters related to a potential registered offering (the “Offering”) of the Company’s Common Stock, including the Investor’s proposal that the Offering include the Investor Shares, and to the Company’s 2015 annual meeting of stockholders (including any adjournment thereof, the “2015 Annual Meeting”), and certain other matters, as provided in this Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

Section 1. Sale of Common Stock.

(a) The Company hereby agrees to file a shelf registration statement on Form S-3 (the “Shelf Registration Statement”) in respect of not less than 2,000,000 shares of Common Stock as promptly as practicable. The Company shall pay for all costs and expenses incurred in connection with the filing of the Shelf Registration Statement. The Shelf Registration Statement shall specifically include 1,400,000 of the Investor Shares and may at the Company’s election include other secondary shares or primary shares to be registered by the Company; provided, however, that the Company shall not sell any shares in the Offering other than Investor Shares registered pursuant to this Agreement or shares covered by the 2014 Cooperation Agreement and registered in the Offering pursuant to a similar agreement (such shares, the “All Investors Shares”).

(b) Following such time as the Shelf Registration Statement is declared effective by the Securities and Exchange Commission (the “SEC”), the Company shall undertake to sell an agreed-upon number of shares of Common Stock in an underwritten public offering, but only in the event the Investor has executed and delivered an underwriting agreement and associated documents and certifications in reasonable and customary form as may be required by the Company and the underwriter(s).

(c) The Company and the Investor hereby agree that:

(i) The Investor shall pay, or cause to be paid, a percentage of the Offering Expenses in proportion to the ratio of the Investor Shares registered in the Offering to the total number of All Investors Shares registered in the Offering. The term “Offering Expenses” means (i) all fees, disbursements and expenses incurred in connection with the printing, reproduction and filing of any documents required in connection with the Offering, (ii) all fees and expenses of the Company’s auditors incurred in connection with the Offering (but specifically excluding such fees and expenses that arose solely in connection with or related to the preparation of the Shelf Registration Statement, and (iii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the Offering, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show. For the avoidance of doubt, (X) the Company shall undertake a “road show” unless otherwise agreed by the Parties in writing, (Y) the portion of the Offering Expenses to be shared pro rata by all investors who register shares in the Offering shall not exceed $60,000 and (Z) by means of example, if the Investor registers in the Offering 1,400,000 shares and another investor(s) registers in the Offering 600,000 shares, then the Investor shall be responsible for 70% of up to $60,000, or up to $42,000 and the other investor(s) will be responsible for 30% of up to $60,000, or up to $18,000.

(ii) The Company shall pay, or cause to be paid, all Offering Expenses not otherwise required to be paid by the Investor pursuant to Section 1(c)(i).

Section 2. Board of Directors Matters. The Investor and the Company hereby acknowledge and agree that:

(a) Effective as of the date of this Agreement, and solely to the extent the below named persons wish to stand for election or serve as directors, the Nominating and Corporate Governance Committee (or a duly constituted subcommittee thereof) (the “Nominating Committee”) of the Board of Directors of the Company (the “Board”) agrees to recommend for election and the Board agrees to nominate for election each of Vadim Perelman (the “Investor Director”), Thomas Glaser and Gary Enzor to serve as directors on the Board in Class II (the “2015 Nominees”). In accordance with the preceding sentence, the Board shall recommend a vote for the 2015 Nominees and shall solicit proxies from the Company’s stockholders for the election of the 2015 Nominees at the 2015 Annual Meeting in the same manner for all 2015 Nominees and devoting the same resources to such solicitation as in prior years.

(b) At all times while serving as a member of the Board, the Investor Director shall comply with all policies, procedures, processes, codes, rules, standards and legally permissible guidelines applicable to all of the Company’s directors.

Section 3. Annual Meeting(s).

(a) During the Standstill Period (as defined below), the Investor agrees to appear in person or by proxy and vote all shares of Common Stock beneficially owned by the Investor and its Affiliates in favor of (i) the election of each director nominated by the Board, and (ii) otherwise in accordance with the Board’s recommendation on all other matters, except that the Investor can vote in its own judgment with respect to an Opposition Matter (as defined below).

(b) The Investor agrees to execute and deliver to the Company, or cause to be executed and delivered to the Company no later than 10 business days prior to the 2015 Annual Meeting and the 2016 Annual meeting, to the extent applicable, the proxy card sent to the Investor by the Company in connection with the 2015 Annual Meeting and 2016 Annual Meeting, to the extent applicable (and any other legal proxies required to vote any shares held in “street name”) directing that the shares of Common Stock beneficially owned by the Investor, as of the applicable record date, be voted in accordance with this Agreement.

(c) As a condition to commencement of a new term as a director on the Board (or nomination therefor), the Investor Director shall provide to the Board an irrevocable letter of resignation, effective upon the earlier of (i) such date as the aggregate beneficial ownership of the Common Stock by the Investor (net of any Short Interests (as defined below)), shall be less than (X) 10% of all the outstanding shares of the Common Stock solely as a result of the Investor selling shares in the Offering or (Y) fifty percent (50%) of the aggregate beneficial ownership of the number of Investor Shares beneficially owned by the Investor on the date hereof and (ii) 15 days after final judicial determination of a material breach by the Investor of this Agreement. The Investor hereby agrees to notify the Company within two business days if its aggregate beneficial ownership of Common Stock shall be less than either of the levels described in clause (i) above.

Section 4. Standstill.

(a) The Investor agrees that, from the date of this Agreement until the expiration of the Standstill Period, neither it nor any of its Affiliates or Associates will, and it will cause each of its Affiliates, Associates and representatives not to, directly or indirectly, in any manner, acting alone or in concert with others:

(i) submit any stockholder proposal (pursuant to Rule 14a-8 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise) or any notice of nomination or other business for consideration, or nominate any candidate for election to the Board (including by way of Rule 14a-11 of Regulation 14A), other than as expressly permitted by this Agreement;

(ii) engage in, directly or indirectly, any “solicitation” (as defined in Rule 14a-1 of Regulation 14A) of proxies (or written consents) or otherwise become a

“participant in a solicitation” (as such term is defined in Instruction 3 of Schedule 14A of Regulation 14A under the Exchange Act) in opposition to the recommendation or proposal of the Board, or recommend or request or induce or attempt to induce any other person to take any such actions, or seek to advise, encourage or influence any other person with respect to the voting of the Common Stock or grant a proxy with respect to the voting of the Common Stock or other voting securities to any person other than to the Board or persons appointed as proxies by the Board; provided, however, that except as set forth in Section 3 and this Section 4, nothing herein shall be interpreted to restrict the Investor’s ability to vote its shares on any proposal duly brought before the Company’s shareholders as the Investor determines in its sole discretion;

(iii) seek to call, or to request the call of, a special meeting of the Company’s stockholders, or make a request for a list of the Company’s stockholders or for any books and records of the Company;

(iv) take any action (including making any proposal to act) by written consent;

(v) form, join in or in any other way participate in a “partnership, limited partnership, syndicate or other group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to the Common Stock or deposit any shares of Common Stock in a voting trust or similar arrangement or subject any shares of Common Stock to any voting agreement or pooling arrangement, other than to the extent such a group may be deemed to result with the Company or any of its Affiliates or Associates as a result of this Agreement;

(vi) vote for any nominee or nominees for election to the Board, other than those nominated or supported by the Board;

(vii) except as specifically provided in Section 2 and Section 3 of this Agreement, seek to place a representative or other Affiliate, Associate or nominee on the Board or seek the removal of any member of the Board or a change in the size or composition of the Board;

(viii) acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership (including beneficial ownership) of any of the assets or business of the Company or any rights or options to acquire any such assets or business from any person;

(ix) other than at the direction of the Board seek, propose, or make any statement with respect to, or solicit, negotiate with, or provide any information to any person with respect to, a merger, consolidation, acquisition of control or other business combination, tender or exchange offer, purchase, sale or transfer of assets or securities, dissolution, liquidation, reorganization, change in structure or composition of the Board, change in the executive officers of the Company, change in capital structure, recapitalization, dividend, share repurchase or similar transaction involving the Company, its subsidiaries or its business, whether or not any such transaction involves a change of control of the Company.

(x) solely with respect to an Opposition Matter, the Investor shall have the right to solicit in opposition, and otherwise campaign publicly or privately against, any Opposition Matter and shall be free to engage in communications with shareholders and third parties in connection with an Opposition Matter and nothing in this Agreement shall be interpreted to restrict their ability to do so. As used herein, the term “Opposition Matter” shall mean any of the following transactions, but only to the extent required by the Delaware General Corporation Law (or, exclusively in the case of the issuance of more than twenty percent (20%) of the Company’s then outstanding shares of Common Stock, the rules of the Nasdaq Stock Market), to be submitted by the Board to the Company’s stockholders for approval: the sale or transfer of all or substantially all of the Company’s assets in one or a series of transactions, the sale or transfer of a majority of the outstanding shares of the Company’s common stock (through a merger, stock purchase or otherwise), any merger, consolidation, acquisition of control or other business combination, tender or exchange offer, dissolution, liquidation, reorganization, or change in capital structure (including issuance in the aggregate of more than twenty (20%) percent of the Company’s then outstanding shares of Common Stock), in each case that has been approved by the Board.

(xi) acquire, announce an intention to acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, beneficial ownership of any (A) interests in any of the Company’s indebtedness or (B) Common Stock of the Company representing in the aggregate (amongst the Investor and its Affiliates and Associates) in excess of the Investor’s aggregate beneficial ownership as of the date hereof, provided however that nothing herein shall be interpreted to limit the ability of an Investor to transfer shares to its Affiliates that are members of their group pursuant to Section 13(d)(3) of the Exchange Act;

(xii) disclose publicly, or privately in a manner that could reasonably be expected to become public, any intention, plan or arrangement inconsistent with the foregoing;

(xiii) take any action challenging the validity or enforceability of any provisions of this Section 4; or

(xiv) enter into any agreement, arrangement or understanding concerning any of the foregoing (other than this Agreement) or encourage or solicit any person to undertake any of the foregoing activities;

provided, however, that nothing in this Section 4(a) or elsewhere in this Agreement shall prohibit the Investor Director from (A) taking any action or making any statement at any meeting of the Board or of any committee thereof, or (B) making any statement to the Chief Executive Officer, the Chief Financial Officer or any director of the Company, in each case in a manner consistent with their fiduciary duties as directors of the Company.

(b) As used in this Agreement:

(i) the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act; the terms “beneficial owner” and “beneficial ownership” shall have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act; and the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature;

(ii) the term “Standstill Period” shall mean the period commencing upon the date of this Agreement and ending on the date that is 10 days prior to the expiration of the advance notice period for stockholder nomination of directors for election at the 2016 Annual Meeting of the Company’s stockholders; provided, however, that in the event that the aggregate beneficial ownership of the Common Stock by the Investor (net of any Short Interests (as defined below)), shall be less than (X) 10% of all the outstanding shares of the Common Stock solely as a result of the Investor selling shares into the Offering pursuant to this Agreement or (Y) fifty percent (50%) of the aggregate beneficial ownership of the number of Investor Shares beneficially owned by the Investor on the date hereof, then the Standstill Period shall end on the date that is 10 days prior to the expiration of the advance notice period for stockholder nomination of directors for election at the 2017 Annual Meeting of the Company’s stockholders.

(iii) the term “beneficial ownership” of shares shall mean shares “beneficially owned” within in the meaning afforded such term by Regulation 13d-3 promulgated under the Exchange Act.

Section 5. Representations and Warranties of the Company. The Company represents and warrants to the Investor that (a) the Company has the corporate power and authority to execute the Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles and (c) the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, or any material agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

Section 6. Representations and Warranties of the Investor. The Investor represents and warrants to the Company that (a) as of the date hereof, such Investor beneficially owns only the number of shares of Common Stock as described herein and such description includes all Affiliates of the Investor that own any securities of the Company beneficially or of record, (b) this Agreement has been duly and validly authorized, executed and delivered by such Investor, and constitutes a valid and binding obligation and agreement of such Investor, enforceable against such Investor in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) such Investor has the authority to execute the Agreement on behalf of itself and the applicable Investor associated with that signatory’s name, and to bind such Investor to the terms hereof and (d) the execution, delivery and performance of this Agreement by such Investor does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such member is a party or by which it is bound, and (e) such Investor is not party to any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, whether by means of derivatives or otherwise, by such Investor, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Company by, including but not limited to “short” positions in shares of common stock, “long” puts, “short” calls, “short” forward or swap positions, manage the risk of share price changes for, or increase or decrease the voting power of, such Investor with respect to the shares of any class or series of the Company, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Company (“Short Interests”).

Section 7. Mutual Non-Disparagement.

(a) The Investor agrees that, during the Standstill Period, neither it nor any of its Affiliates or Associates will, and it will cause each of its Affiliates, Associates and representatives not to, directly or indirectly, in any capacity or manner, make, express, transmit speak, write, verbalize or otherwise communicate in any way (or cause, further, assist, solicit, encourage, support or participate in any of the foregoing), any remark, comment, message, information, declaration, communication or other statement of any kind, whether verbal, in writing, electronically transferred or otherwise, that might reasonably be construed to be derogatory or critical of, or negative toward, the Company or any of its directors, officers, Affiliates, subsidiaries, employees, agents or representatives (collectively, the “Company Representatives”), or that reveals, discloses, incorporates, is based upon, discusses, includes or otherwise involves any confidential or proprietary information of the Company or its subsidiaries or Affiliates, or that maligns, harms, disparages, defames or damages the reputation or good name of the Company, its business or any of the Company Representatives.

(b) The Company hereby agrees that, during the Standstill Period, neither it nor any of its Affiliates will, and it will cause each of its Affiliates not to, directly or indirectly, in any capacity or manner, make, express, transmit, speak, write, verbalize or otherwise communicate in any way (or cause, further, assist, solicit, encourage, support or participate in any of the foregoing), any remark, comment, message, information, declaration, communication or other statement of any kind, whether verbal, in writing, electronically transferred or otherwise, that might reasonably be construed to be derogatory or critical of, or negative toward, any Investor or any of its agents or representatives (collectively, the “Investor Representatives”), or that reveals, discloses, incorporates, is based upon, discusses, includes or otherwise involves any confidential or proprietary information of any Investor or its subsidiaries or Affiliates, or to malign, harm, disparage, defame or damage the reputation or good name of any Investor or Investor Representatives.

(c) Notwithstanding the foregoing, nothing in this Section 7 or elsewhere in this Agreement shall prohibit any Party from making any statement or disclosure required under the federal securities laws or other applicable laws; provided, that such Party must provide written notice to the other Parties at least two (2) business days prior to making any such statement or disclosure required by under the federal securities laws or other applicable laws that would otherwise be prohibited the provisions of this Section 7, and reasonably consider any comments of such other Parties.

Section 8. Public Announcements. Neither the Company nor the Investor shall issue any press release or public announcement regarding this Agreement or take any action that would require public disclosure thereof (including, without limitation, in any filing required under Regulation 13D under the Exchange Act) without the prior written consent of the other Party.

Section 9. Specific Performance. The Investor, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other Party hereto may occur in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that such injury would not be adequately compensable in monetary damages. It is accordingly agreed that the Investor, on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive or other equitable relief to prevent any violation of, the terms hereof, and the other party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available.

Section 10. Restrictions on Transfers.

(a) Prior to the commencement of the Offering, the Investor shall enter into a customary form of lock-up agreement, for a period of not less than sixty (60) nor more than ninety (90) days from the date of the consummation of the Offering (the “Lock-Up Agreement”). The Investor will not dispose of or otherwise transfer any of the Investor Shares prior to executing the Lock-Up Agreement, provided that this commitment shall cease to apply if the Offering does not commence within sixty (60) days from the date hereof.

(b) Any transfers of Investor Shares following the consummation of the Offering for as long as the Investor owns more than 10% of the outstanding shares of the Company, shall be effectuated in an Orderly Manner. For purposes of this Agreement, sales of Investor Shares in an “Orderly Manner” means sales of Investor Shares pursuant to any of the following methods: (i) the sale of Investor Shares in an underwritten public offering; (ii) the sale of Investor Shares in compliance with Rule 144 promulgated under the Securities Act; (iii) a block sale of Investor Shares, at a price per share no less than 90% of the volume weighted average price of the shares of Common Stock on the NASDAQ Stock Market on the immediately preceding Trading Day, to a transferee that would not violate Section 10(c) below, to be executed through a broker dealer that, immediately prior to such sale, represents one of the five largest market makers for the shares of Common Stock; provided, that no Investor shall be permitted to undertake more than one block sale of Investor Shares in any three-month period; provided, further, that the Investor shall deliver a certification to the Company stating that to the knowledge of such Investor, after due inquiry, such transfer will not violate Section 10(c) below;

or (iv) any other method of sale mutually agreed in writing by the Company (with the approval of the chief executive officer or the Board) and such Investor, acting reasonably and in good faith. The term “Trading Day” means any day on which shares of the Common Stock are traded, or able to be traded, on the NASDAQ Stock Market.

(c) The Investor hereby agrees that, with respect to the Investor Shares, it will not directly or indirectly (i) in a transaction or a series of transactions, transfer any Investor Shares to any Person that is a Competitor or any of its Affiliates, other than through ordinary course bona fide brokers’ transactions; or (ii) individually or acting together with any other Person, at any time transfer Investor Shares to any Person that has filed a Schedule 13D or a Schedule 13G with respect to shares of Common Stock that has not been terminated, or would be required to file a Schedule 13D as a result of the purchase of Investor Shares from the transferring Person, other than through ordinary course bona fide brokers’ transactions (except for such transactions relying upon the exemptions in clauses (i) or (ii) of Rule 144(g)(3) promulgated under the Securities Act). The term “Competitor” means any Person directly or indirectly engaged in the business of providing medium-to-long haul truckload freight services, dedicated freight services, or freight brokerage.

Section 11. Expenses. Except as provided in Section 1(c), each Party will be responsible for its reasonable and customary out-of-pocket expenses incurred in connection with this Agreement.

Section 12. Notice. Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

To the Company:

USA Truck, Inc.

3200 Industrial Park Road

Van Buren, Arkansas 72956

Attention: John Simone

Tel: 479-471-2586

Fax: 479-810-4030

Email: john.simone@usa-truck.com

With a copy to:

Jones Day

77 West Wacker Drive, Suite 3500

Chicago, Illinois 60601

Attention: Timothy P. FitzSimons

Tel: 312-782-3939

Fax: 312-782-8585

Email: tfitzsimons@jonesday.com

To the Investor:

Vadim Perelman

Baker Street Capital Management, LLC

12400 Wilshire Blvd, Suite 940

Los Angeles, CA 90025

Tel: (310) 246-0345

Fax: (310) 733-5695

Email: vadim@bakerstreetcapital.com

With a copy to:

Olshan Frome Wolosky LLP

65 East 55 Street, Park Avenue Tower

New York, NY 10022

Attention: Steve Wolosky

Tel: 212-451-2333

Fax: 212-451-2222

Email: swolosky@olshanlaw.com

Section 13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Law of the State of Delaware, without regard to conflict of law principles thereof.

Section 14. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.

Section 15. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the Parties with regard to the subject matter hereof, and supersedes all prior agreements with respect to the subject matter hereof.

Section 16. Receipt of Adequate Information; No Reliance; Representation by Counsel. Each Party acknowledges that it has received adequate information to enter into this Agreement, that is has not relied on any promise, representation or warranty, express or implied not contained in this Agreement and that it has been represented by counsel in connection with this Agreement. Accordingly, any rule of law or any legal decision that would provide any party with a defense to the enforcement of the terms of this Agreement against such party shall have no application and is expressly waived. The provisions of the Agreement shall be interpreted in a reasonable manner to effect the intent of the Parties.

Section 17. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The Parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

Section 18. Amendment. This Agreement may be modified, amended or otherwise changed only in a writing signed by all of the Parties.

Section 19. Successors and Assigns; No Third Party Beneficiaries. This Agreement shall bind the successors and permitted assigns of the Parties, and inure to the benefit of any successor or permitted assign of any of the parties; provided, however, that no party may assign this Agreement without the prior written consent of the other Parties. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any person other than the Parties hereto and their respective successors and assigns.

Section 20. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

(Signature page follows)

IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Agreement as of the date first above written.

USA TRUCK, INC.

By:	/s/ Robert A. Peiser
	Name:	Robert A. Peiser
	Title:	Chairman of the Board

[Signature Page to Cooperation Agreement]

INVESTOR:

BAKER STREET CAPITAL L.P.

By:	BAKER STREET CAPITAL GP, LLC General Partner

By:	/s/ Vadim Perelman
	Name:	Vadim Perelman
	Title:	Managing Member

BAKER STREET CAPITAL MANAGEMENT, LLC

By:	/s/ Vadim Perelman
	Name:	Vadim Perelman
	Title:	Managing Member

BAKER STREET CAPITAL GP, LLC

By:	/s/ Vadim Perelman
	Name:	Vadim Perelman
	Title:	Managing Member

VADIM PERELMAN

By:	/s/ Vadim Perelman
	Name:	Vadim Perelman

[Signature Page to Cooperation Agreement]